Exhibit 3.3

CERTIFICATE OF INCORPORATION

OF

STARZ FINANCE CORP.

August 30, 2012

I, the undersigned, for purposes of incorporating and organizing a corporation (the “Corporation”) under the General Corporation law of the State of Delaware, do execute this Certificate of Incorporation and do hereby certify as follows:

ARTICLE I
NAME

The name of the Corporation is:  Starz Finance Corp.

ARTICLE II
REGISTERED OFFICE

The address of the registered office of the Corporation is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.  The name of the registered agent at such address is Corporation Service Company.

ARTICLE III
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV
AUTHORIZED STOCK

The total number of shares of stock which the Corporation shall have authority to issue is 10,000.  All such shares are to be Common Stock, par value of $.01 each per share, and are to be of one class.

ARTICLE V
INCORPORATOR

The incorporator of the Corporation is Ruth M. Huff, whose mailing address is 12300 Liberty Boulevard, Englewood, Colorado 80112.

ARTICLE VI
ELECTIONS OF DIRECTORS

Elections of directors need not be by written ballot, except and to the extent provided in the bylaws of the Corporation (the “Bylaws”).

ARTICLE VII
AMENDMENT OF BYLAWS

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors of the Corporation is expressly authorized to make, alter and repeal the Bylaws; provided that any bylaw adopted or amended by the board of directors, and any powers thereby conferred, may be amended, altered or repealed by the stockholders.

ARTICLE VIII
AMENDMENTS TO CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors, or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

ARTICLE IX
INITIAL DIRECTORS

The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware.  The names and mailing addresses of the persons who are to serve as the initial directors of the Corporation until the first annual meeting of stockholders of the Corporation, or until their successors are duly elected and qualified, are:

Christopher Albrecht	8900 Liberty Circle
Englewood, Colorado 80112

Gregory B. Maffei	12300 Liberty Boulevard
Englewood, Colorado 80112

Mark D. Carleton	12300 Liberty Boulevard
Englewood, Colorado 80112

The governing body of this Corporation shall be a board of directors (the “Board”).  The number of directors may, from time to time, be increased or decreased in such manner as shall be provided by the Bylaws.  The powers of the Board shall commence upon the acceptance for filing of this Certificate of Incorporation by the Secretary of State of the State of Delaware.

ARTICLE X
LIMITATION OF DIRECTOR LIABILITY

No director of the Corporation shall have any liability to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware, as amended from time to time.  Any repeat or modification of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation existing hereunder in respect of any act or omission occurring prior to the time of such repeal or modification.

The undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is her act and deed on this the 30th day of August, 2012.

/s/ Ruth M. Huff
Ruth M. Huff
Incorporator